UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported):    March 2, 2015

              Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York  10022

(Address of principal executive offices, including zip code)

  (212) 351-7300

(Registrant’s telephone number, including area code)

 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2015, the Board of Directors of Hudson Global, Inc. (the “Company”) appointed Arthur Curcuru, Senior Vice President, Finance, as the Company’s Controller and designated him as the principal accounting officer of the Company effective March 5, 2015. Mr. Curcuru will serve as the Company’s Senior Vice President, Controller and Chief Accounting Officer and will not receive additional compensation for these additional duties. Stephen A. Nolan, Executive Vice President and Chief Financial Officer, had previously been serving as the Controller and principal accounting officer, in addition to serving as the principal financial officer. Mr. Nolan will continue to serve as the Company’s Executive Vice President and Chief Financial Officer and principal financial officer.

Mr. Curcuru, who is 33 years of age, has served as Senior Vice President, Finance since May 1, 2014 with responsibilities in the Company's corporate developments and strategic actions. Prior to joining the Company, Mr. Curcuru was employed at KPMG LLP, a multi-national auditing and consulting firm, from 2004 to 2014, most recently as a Senior Manager in its audit practice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: March 4, 2015	By:	/s/ Manuel Marquez Dorsch
Manuel Marquez Dorsch
Chairman and Chief Executive Officer

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